Exhibit (10.3)

SECOND AMENDMENT

TO THE

EASTMAN KODAK COMPANY

2013 OMNIBUS INCENTIVE PLAN

The Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended effective May 22, 2018 (the “Plan”), is hereby further amended as follows, effective

February 20, 2019:

1.	Section 6.7 of the Plan is hereby amended and restated in its entirety to provide as follows:

“6.7Individual Limitations. No Employee may be granted Options or Stock Appreciation Rights covering in excess of 2,500,000 Shares in any calendar year (with tandem Options and Stock Appreciation Rights being counted only once with respect to this limit), subject to adjustment as provided in Article 14 hereof.”

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